Exhibit 99.1

Nuvectis Pharma Reports Third Quarter 2026 Financial Results and Business Highlights

•	In-licensing of ex-China rights to two potentially best-in-class compounds (NXP100 and NXP200) from Haisco Pharmaceutical Group transformed Nuvectis into a late-stage clinical development company.

•	The Company’s lead drug candidate, ciprocopan (NXP100), a Complement Factor B inhibitor (CFBi) for once-daily oral administration, was approved in China in July 2026 for the treatment of patients with Paroxysmal Nocturnal Hemoglobinuria (PNH) previously untreated with complement inhibitors.

FDA discussions ongoing regarding the U.S. regulatory path forward for ciprocopan in patients with PNH; An update is expected before year-end.

•	Cash position of approximately $140 million extends the Company’s runway into 2H 2029.

Nuvectis will hold a conference call today at 8:00 AM ET to discuss business highlights and its third quarter 2026 financial results.

November 4, 2026, Fort Lee, NJ - Nuvectis Pharma, Inc. (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative therapies for the treatment of complement-related conditions and oncology, announced today its financial results for the third quarter of 2026 and provided an update on recent business progress.

"The last few months have been truly transformational for Nuvectis," said Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis. "The strategic in-licensing of ciprocopan (NXP100, our CFBi) and NXP200 (our paradox-breaker BRAF inhibitor) firmly establishes Nuvectis as a late-stage clinical development company with potential best-in-class assets. Our immediate priority is to advance ciprocopan toward a U.S. marketing application in PNH, as well as in additional indications. Our discussions with the FDA regarding the next steps for PNH are well underway, and we expect to provide an update before year-end. We plan to submit a U.S. IND for NXP100 by year-end. In parallel, we are building out our internal complement expertise to support a broad development program. Recently, we strengthened our team with the hiring of Dustin Little, M.D., a SVP Clinical Development and head of our Complement program. Dr. Little is a physician-scientist and board-certified nephrologist and brings the ideal combination of relevant industry experience, having worked in clinical development at AstraZeneca for a decade, and as a physician. We are excited to have him join the team."

Mr. Bentsur continued, "With its potential for a clear dosing convenience compared to injectable treatments and Fabhalta—the twice-daily oral CFBi—and supported by robust clinical data in PNH and IgAN as well as validating clinical data from the Fabhalta clinical trials, we believe ciprocopan has the potential to redefine the standard of care for patients in targeted settings.”

“For NXP200, updated Phase 1b results in BRAF V600-mutated recurrent or progressive glioma were presented at the recent ESMO annual meeting. Single-agent NXP200 demonstrated durable responses, including complete responses, with activity also seen in patients previously treated with a BRAF inhibitor. The data are encouraging and underscore the potential of NXP200 to become a differentiated, best-in-class, second-generation, paradox-breaker BRAF inhibitor. We expect to submit a U.S. IND for NXP200 by year-end, and we look forward to providing additional NXP200 Phase 1b data from China, alongside a Phase 1b data update for NXP900, our SRC-Yes1 kinase inhibitor,in the coming months."

"We ended the quarter with approximately $140 million in cash, representing the strongest financial position in Nuvectis’ history," Mr. Bentsur concluded. "We expect this funding to support our operations into the second half of 2029, providing a runway that extends well beyond multiple potential value-creating clinical and regulatory milestones."

Recent Developments

•	Completed in licensing of two potentially best-in-class drug candidates from Haisco Pharmaceutical Group and follow-on public offering anchored by leading healthcare investors.

Ciprocopan (NXP100)

•	In July 2026, ciprocopan achieved its first global approval (in China), for the treatment of patients with PNH previously untreated with complement inhibitors. A second marketing application for ciprocopan in China is currently under review, for the treatment of PNH patients previously treated with anti C5 therapy, with approval expected in 1Q27; additional ongoing clinical trials for ciprocopan in China include a Phase 3 in IgAN and a Phase 2 study in lupus nephritis.

•	Communications with the U.S. FDA about the potential of the clinical data package that led to the approval of ciprocopan in China for the treatment of PNH to support a marketing application for NXP100 in the U.S. are well underway and an update is expected by year-end; Nuvectis continues to explore additional opportunities and an IND submission, for an indication beyond PNH, is expected by year-end.

•	Phase 3 results from a study conducted in China of a head-to-head comparison of NXP100 versus eculizumab (Soliris) in patients with PNH naïve to complement inhibition was presented at the (European Hematology Association 2026 conference), demonstrating a robust efficacy advantage of ciprocopan versus Soliris.

NXP200

•	In September, NXP200 was granted Breakthrough Therapy Designation for the treatment of patients with BRAF V600-mutant, recurrent or progressive high-grade glioma by China’s Center for Drug Evaluation (CDE). In April, the project was selected as a pilot project under the “Pediatric Anti-tumor Drug R&D Encouragement Pilot Scheme (Starlight Program)” for the indication of pediatric BRAF V600-mutated recurrent or progressive glioma by CDE.

•	In October, expanded NXP200 Phase 1b data in patients with recurrent or progressive BRAF V600-mutated gliomas were presented at the 2026 ESMO Congress. As of the May 4, 2026 cutoff, 27 efficacy-evaluable patients with recurrent or progressive BRAF V600 glioma were treated with NXP200 monotherapy, including 20 patients with high-grade glioma and 7 with low-grade glioma.

o	Treatment with NXP200 resulted in an ORR of 40.0% in the high-grade glioma cohort, including 3 CRs (two confirmed and one preliminary) and 42.9% in the low-grade glioma cohort, including one confirmed CR. All response assessments were based on RANO 2.0 criteria. Notably, among the three patients previously treated with a BRAF inhibitor, two achieved a partial response and one had stable disease.

o	Deep responses (>80% tumor burden reduction) were achieved in 87.5% of responders with high-grade glioma and 66.7% of responders with low-grade glioma. 81.5% of the patients in the study achieved a tumor reduction.

•	A U.S. IND submission is expected by year-end.

•	Updates from the ongoing Phase 1b study in China, including in additional tumor types, are expected in early 2027.

NXP900

•	NXP900 Phase 1b clinical development continues to focus on combination opportunities:

o	Non-small cell lung cancer (NSCLC): the clinical trials evaluating the combination of NXP900 plus osimertinib (Tagrisso™) in patients with NSCLC EGFR+ and the combination with lorlatinib (Lorbrena®) in patients with NSCLC ALK+ are ongoing. Update from Phase 1b expected during the first half of 2027.

o	Pancreatic cancer: An investigator-sponsored trial to evaluate the combination of NXP900 plus the recently approved daraxonrasib in patients with pancreatic cancer is planned at two leading medical centers in the U.S.

Corporate Updates: Recent Hire Strenthens Our Clinical Development Team

Dustin Little, MD, joined Nuvectis as Senior Vice President, Head of the Complement program, in September 2026. Dr. Little is a physician-scientist and board-certified nephrologist with a decade of pharmaceutical industry experience driving drug development from asset acquisition through program design, regulatory submission and approval. From 2016-2026, Dr. Little worked at Astra Zeneca and most recently served as Global Clinical Head, Late Cardiovascular, Renal, and Metabolism (CVRM), providing clinical leadership for renal disease area strategy at AstraZeneca as well as multiple first-in-class/potential first-in-class treatments for people living with kidney, cardiovascular, or hematologic diseases. Dr. Little also represented AstraZeneca externally in regulatory interactions and on major industry, academic and drug development advisory bodies.

Dr. Little earned his doctorate degree from the University of Washington School of Medicine in 2007. Between 2007-2016 Dr. Little served in the US military during which time he completed his internal medicine residency at the Madigan Army Medical Center and nephrology fellowship at the Walter Reed National Medical Center. In 2013, Dr. Little deployed to Afghanistan as a squadron physician. Dr. Little continues to treat patients as a volunteer at a Washington, DC-area nephrology clinic.

Mr. Bentsur said, “We welcome Dustin to Nuvectis. Dustin has had an immediate impact on the NXP100 program including involvement in the FDA discussions for PNH, conducting prioritization assessments of other indications, protocol writing and interactions with top key opinion leaders. Dustin’s knowledge and understanding of the complement inhibition in nephrology and hematology diseases are exceptional and we look forward to harnessing his expertise as we set out to establish NXP100 as a potential best-in-class compound across several indications.”

Dr. Little commented, “It’s exciting to join Nuvectis at such a transformative time. The company has built a strong foundation and NXP100, as a late-stage once-a-day oral CFBi, represents a unique opportunity for significant impact across several indications. Leveraging my industry experience and medical knowledge, I look forward to helping spearhead this program forward while utilizing the compelling NXP100 Chinese and other CFBi data as a roadmap for our development plans.”

Third Quarter 2026 Financial Results

Cash and cash equivalents were $140.7 million as of September 30, 2026, compared to $31.6 million as of December 31, 2025. In July, the Company raised $115.0 million in gross proceeds in a follow-on offering and additional $39.5 million of cash was raised via the existing ATM of which $37.0 million placed with a single healthcare dedicated fund.

The Company's net loss was $30.1 million for the three months ended September 30, 2026, compared to $7.5 million for the three months ended September 30, 2025, an increase in net loss of $22.6 million, which includes a one-time upfront payment associated with the NXP100 and NXP200 license agreement of $20.0 million, and $1.8 million in milestones associated with NXP900. Non-cash stock-based compensation was $2.4 million for the three months ended September 30, 2026, compared to $1.5 million for the three months ended September 30, 2025. Net of the up-front license payment, the one-time milestone associated with NXP900 and non-cash stock-based compensation, the net loss for the third quarter 2026 was $5.8 million.

Research and development expenses were $27.4 million for the three months ended September 30, 2026, compared to $5.8 million for the three months ended September 30, 2025, an increase of $21.6 million. The increase was primarily driven by the $20.0 million upfront payment for the NXP100 and NXP200 license agreement, $1.8 million in milestones associated with NXP900, a $1.2 million increase in employee compensation and benefits, $0.5 million increase in clinical trial expenses and a $0.1 million increase in manufacturing costs, partially offset by $2.0 million in license fees paid in 2025. Non-cash stock-based compensation was $1.5 million for the three months ended September 30, 2026, compared to $0.9 million for the three months ended September 30, 2025.

General and administrative expenses were $3.7 million for the three months ended September 30, 2026, compared to $2.0 million for the three months ended September 30, 2025, an increase of $1.7 million. The increase was primarily driven by a $1.2 million increase in professional and consulting services and a $0.4 million increase in employee compensation and benefits. Non-cash stock-based compensation was $0.9 million for the three months ended September 30, 2026, compared to $0.6 million for the three months ended September 30, 2025.

Finance income was $1.0 million for the three months ended September 30, 2026, and $0.3 million for the three months ended September 30, 2025.

Conference Call and Webcast Information:

Time: 8:00 AM ET

Date: Wednesday, November 4, 2026

Participant Dial-In (U.S.): 1-877-407-0752

Participant Dial-In (International): 1-201-389-0912

Conference ID: 13763643

Webcast Access: Please click here

The live and archived webcast can also be accessed by visiting the Nuvectis Pharma website on the Events and Presentations section of the Investor Relations page. A replay of the webcast will be archived for at least 30 days following the presentation.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a clinical stage biopharmaceutical company focused on the development of innovative therapies for the treatment of immune complement-related conditions and oncology. The Company’s pipeline includes ciprocopan (NXP100), a complement Factor B inhibitor in development for the treatment of complement-mediated diseases, and the oncology drug candidates NXP900 and NXP200, in development for the treatment of advanced cancers.

The company’s lead drug candidate is ciprocopan, a once-a-day Factor B inhibitor, with best-in-class potential, recently approved in China for the treatment of PNH patients previously untreated with complement inhibitors.

NXP200 is an oral, brain-penetrant, paradox-breaker BRAF inhibitor for the treatment of BRAF V600X-mutated and Class II/III non-V600-mutated solid tumor malignancies, with best-in-class potential.

NXP900 is an oral small molecule inhibitor of the SRC family kinases, including SRC and YES1.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate", "believe", "contemplate", "could", "estimate", "expect", "intend", "seek", "may", "might", "plan", "potential", "predict", "project", "target", "aim", "should", "will", "would", or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, statements regarding future events, including statements about the use of proceeds from the public offering and the approvability and market potential of our pipeline products. Forward looking statements are based on Nuvectis’ current expectations, estimates and projections and past interpretations of data and information available, including preclinical and clinical safety, pharmacokinetics, pharmacodynamics, and efficacy data generated to date for its pipeline products NXP100, NXP200, and NXP900, estimates and projections regarding Nuvectis’ financial condition and IND submissions and future clinical trials for NXP100 and NXP200. The outcomes of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties may also be subject to market and other conditions and described more fully in the section titled "Risk Factors" in Nuvectis’ third quarter 2026 Form 10-Q and Nuvectis’ other public filings with the U.S. Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Nuvectis’ expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact

Ron Bentsur

Chairman, Chief Executive Officer and President

rbentsur@nuvectis.com

Media Relations Contact

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

NUVECTIS PHARMA, INC.

BALANCE SHEET

(USD in thousands, except per share and share amounts)

	September 30,	December 31,
	2026	2025
Assets
CURRENT ASSETS
Cash and cash equivalents	$140,707	$31,634
Other current assets	132	75
TOTAL CURRENT ASSETS	140,839	31,709

TOTAL ASSETS	$140,839	$31,709

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$5,761	$6,274
Accrued liabilities	2,109	115
Employee compensation and benefits	6,323	6,907
TOTAL CURRENT LIABILITIES	14,193	13,296
TOTAL LIABILITIES	14,193	13,296

COMMITMENTS AND CONTINGENCIES,

SHAREHOLDERS’ EQUITY,
Common Shares, $0.00001 par value – 60,000,000 shares authorized as of September 30, 2026, and December 31, 2025, 35,031,982, and 25,676,798 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	*	*
Additional paid in capital	269,473	118,100
Accumulated deficit	(142,827)	(99,687)
TOTAL SHAREHOLDERS’ EQUITY	126,646	18,413
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$140,839	$31,709

*            Represents an amount lower than $1,000 USD.

NUVECTIS PHARMA, INC.

STATEMENT OF OPERATIONS

(USD in thousands, except per share and share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2026	2025	2026	2025
OPERATING EXPENSES
Research and development	$27,370	$5,774	$36,160	$13,067
General and administrative	3,679	2,020	8,346	6,890

OPERATING LOSS	(31,049)	(7,794)	(44,506)	(19,957)
Finance income	979	332	1,366	829

NET LOSS	$(30,070)	$(7,462)	$(43,140)	$(19,128)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(30,070)	$(7,462)	$(43,140)	$(19,128)
EFFECT OF WARRANTS MODIFICATION,	—	(2,429)	—	(2,429)
TOTAL NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(30,070)	$(9,891)	$(43,140)	$(21,557)
BASIC AND DILUTED NET LOSS PER COMMON SHARE OUTSTANDING	$(1.02)	$(0.44)	$(1.69)	$(1.01)
Basic and diluted weighted average number of common shares outstanding	29,466,698	22,719,057	25,474,553	21,351,228